Exhibit 4.1
EXECUTION COPY
AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
     THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of September 3, 2009, by and among Leap Wireless International, Inc., a Delaware corporation (the “Company”), and the Holders (as hereinafter defined) of Registrable Securities (as hereinafter defined) who are parties to this Agreement, including any Additional Holders (as hereinafter defined) who subsequently become parties to this Agreement.
RECITALS
A. Whereas, the Company and certain of the Holders entered into that certain Registration Rights Agreement, dated as of August 16, 2004, pursuant to, and as authorized by, the Bankruptcy Court order confirming the Plan (as hereinafter defined), which was amended by that certain amendment, dated as of June 7, 2005 (the “Original Registration Rights Agreement”).
B. Whereas, in connection with the Company’s proposed sale of Common Stock pursuant to that certain registration statement on Form S-3 filed with the Commission (as hereinafter defined) on March 4, 2009, the Company and certain of the Holders entered into that certain agreement (the “Registration Rights Agreement Waiver”) on May 28, 2009, whereby such Holders agreed to waive certain rights that they had pursuant to the Original Registration Rights Agreement.
C. Whereas, in consideration for the waiver of such rights as set forth in the Registration Rights Agreement Waiver, the Company has agreed to amend and restate the Original Registration Rights Agreement as set forth herein.
AGREEMENTS
          In consideration of the foregoing, and the agreements set forth below, the parties agree with each other as follows:
1. DEFINITIONS.
     As used in this Agreement, the following capitalized terms (in their singular and plural forms, as applicable) have the following meanings:
          “Action” has the meaning assigned to such term in Section 7.3 hereof.
          “Additional Holder” means any (i) Affiliate of any Holder or (ii) Permitted Assignee, in each case who, at any time and from time to time, owns Registrable Securities, and has agreed to be bound by the terms hereof and thereby has become a Holder for purposes of this Agreement, all at the relevant time.
          “Adverse Effect” has the meaning assigned to such term in Section 2.5 hereof.
          “Affiliate” of a Person shall mean (i) any Person that is an “affiliate” of such Person as such term is defined in Rule 405 under the Securities Act or any successor thereto, in each case as may be amended or interpreted by the Commission from time to time, (ii) in the case of the Company or any of its Successors or any of their respective subsidiaries, any Person that is, or is an Affiliate of any Person that is, a member of any of their respective Boards of Directors at the relevant time or (iii) in the case of the Company or any of its Successors, any Person that, together with such Person’s Affiliates, beneficially owns Common Stock representing 10% or more of the aggregate voting power of all outstanding shares of capital stock at the relevant time.
          “Agreement” has the meaning assigned to such term in the introductory paragraph to this Agreement, as the same may be amended, supplemented or restated from time to time.
          “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Borough of Manhattan, The City of New York are authorized or obligated by law or executive order to close.
          “Commission” means the United States Securities and Exchange Commission and any successor United States federal agency or governmental authority having similar powers.
          “Common Stock” means the authorized common stock, par value $0.0001 per share, of the Company or the authorized common stock or similar equity security of any Successor.
          “Company” has the meaning assigned to such term in the introductory paragraph to this Agreement.
          “Company Indemnified Person” has the meaning assigned to such term in Section 7.2 hereof.
          “Company Standstill Period” has the meaning assigned to such term in Section 5.1 hereof.
          “Demand Registration” has the meaning assigned to such term in Section 2.1 hereof.
          “Demand Request” has the meaning assigned to such term in Section 2.1 hereof.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations of the Commission thereunder.
          “FINRA” has the meaning assigned to such term in Section 6.1(n) hereof.
          “Holder” means any (i) Person who owns Registrable Securities at the relevant time and is a party to this Agreement or (ii) Additional Holder.
          “Indemnified Person” has the meaning assigned to such term in Section 7.1 hereof.
          “Indemnitee” has the meaning assigned to such term in Section 7.3 hereof.

          “Inspectors” has the meaning assigned to such term in Section 6.1(k) hereof.
          “Joining Holder” has the meaning assigned to such term in Section 2.2 hereof.
          “Loss” and “Losses” have the meanings assigned to such terms in Section 7.1 hereof.
          “Major Holder” means any Holder that holds (together with its Affiliates who are Holders), in the aggregate, a minimum of 2,500,000 shares of Registrable Securities (subject to equitable adjustment for any stock splits, stock dividends, combinations, reorganizations or similar events occurring after the date of this Agreement) at the time such Holder makes a Demand Request pursuant to Section 2.1 hereof.
          “Majority Participating Holders” means, with respect to any registration of Registrable Securities under this Agreement, the Holder or Holders at the relevant time of at least a majority of the Registrable Securities to be included in the registration statement in question.
          “Material Disclosure Event” means, as of any date of determination, any pending or imminent event relating to the Company or any of its subsidiaries, which, in the good faith determination of the Company (i) requires disclosure of material, non-public information relating to such event in any registration statement or related prospectus (including documents incorporated by reference therein) so that such registration statement would not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, (ii) is otherwise not required to be publicly disclosed at that time (e.g., on Forms 10-K, 8-K, or 10-Q) under applicable federal or state securities laws and (iii) if publicly disclosed at the time of such event, could reasonably be expected to have a material adverse effect on the business, financial condition or prospects of the Company and its subsidiaries or would materially adversely affect a pending or proposed acquisition, merger, recapitalization, consolidation, reorganization, financing or similar transaction, or negotiations with respect thereto.
          “New Shelf Registration Statement” has the meaning assigned to such term in Section 4.1 hereof.
          “Participating Holder” means any Holder on whose behalf Registrable Securities are registered pursuant to Sections 2, 3 or 4 hereof.
          “Permitted Assignee” means any (i) Affiliate of any Holder who acquires Registrable Securities from such Holder or its Affiliates or (ii) any other Person who acquires at least 20% (calculated at the time of such purchase) of any Holder’s Registrable Securities and who shall have been designated as a Permitted Assignee by such Holder in a written notice to the Company; provided that the rights of any Person designated as a Permitted Assignee referred to in the foregoing clause (ii) shall be limited if, and to the extent, provided in such notice.
          “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
          “Plan” means the Fifth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated as of July 30, 2003, which Plan was confirmed on October 22, 2003 by order of the United States Bankruptcy Court for the Southern District of California, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.
          “Records” has the meaning assigned to such term in Section 6.1(k) hereof.
          The terms “register,” “registered” and “registration” mean a registration effected by preparing and filing with the Commission a registration statement, an amendment to a registration statement or a prospectus supplement to a shelf registration statement, in each case on an appropriate form in compliance with the Securities Act, and the declaration or order of the Commission of the effectiveness of such registration statement or amendment under the Securities Act or the automatic effectiveness of such registration statement or amendment under the Securities Act pursuant to the rules of the Commission.
          “Registration Rights Agreement Waiver” has the meaning assigned to such term in the Recitals.
          “Registrable Securities” means (x) any shares of Common Stock held by any of the Holders now or at any time and from time to time in the future (regardless of when acquired and regardless of prior sales or purchases of any Common Stock by the Holder), and (y) any securities of the Company or any of its Successors that may be issued by the Company or any of its Successors with respect to Registrable Securities, including by way of a stock dividend, stock split or reverse stock split or in connection with a combination of shares, recapitalization, stock purchase, merger, consolidation or otherwise; provided, however, that as to any Registrable Securities, such securities shall cease to constitute “Registrable Securities” for purposes of this Agreement if and when (i) a registration statement with respect to the sale of such securities shall have been declared effective by the Commission and such securities shall have been sold pursuant thereto, or (ii) such securities are sold or transferred in accordance with the provisions of Rule 144 (or Rule 145, if applicable), or (iii) such securities are sold or transferred (other than in a transaction under clause (i) or (ii) above) by a Person in a transaction in which such Person’s rights under this Agreement are not assigned, or (iv) such securities are no longer outstanding, or (v) such securities are eligible (including following the satisfaction of any applicable holding period requirements) for sale without registration pursuant to Rule 144 (or Rule 145, if applicable) without restriction (including current public information requirements, volume limitations, manner of sale limitations or notice requirements), or (vi) as to any such securities that are not “restricted securities” (as defined under Rule 144), neither the Holder of such securities nor any of its Affiliates are then Affiliates of the Company or any of its Successors, as the case may be, nor shall any such Holder of such securities nor any of its Affiliates have been an Affiliate of the Company or any of its Successors, as the case may be, at any time during the then immediately preceding ninety (90) days.
          “Requesting Holder” has the meaning assigned to such term in Section 2.1 hereof.

          “Required Filing Date” has the meaning assigned to such term in Section 2.1 hereof.
          “Required Period” has the meaning assigned to such term in Section 4.3 hereof.
          “Rule 144” means Rule 144 (or any similar provision then in force) promulgated under the Securities Act, as amended from time to time, or any successor rule or regulation.
          “Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations of the Commission thereunder.
          “Shelf Registration Statement” means that certain registration statement on Form S-3 (No. 333-157697) filed with the Commission on March 4, 2009.
          “Successor” means (x) any Person or Persons that issue(s) any securities into which Registrable Securities are converted or replaced or for which they are exchanged, including in connection with any business combination or otherwise or (y) any Person whose securities are issued to any Holder in connection with any transaction involving a sale of all or substantially all of the assets of the Company.
          “Suspension Notice” has the meaning assigned to such term in Section 5.2 hereof.
          “Suspension Period” has the meaning assigned to such term in Section 5.2 hereof.
          The words “include,” “includes” and “including,” when used in this Agreement, shall be deemed to be followed by the words “without limitation.”
2. DEMAND REGISTRATION.
     2.1 Request for Registration. Subject to the provisions contained in this Section 2.1 and in Sections 3.2(b), 5.2 and 5.3 hereof, any Major Holder may, from time to time, request (each, a “Requesting Holder”) in writing (a “Demand Request”) that the Company effect the registration under the Securities Act of a specified number of Registrable Securities held by the Requesting Holders (a “Demand Registration”); provided, however, that the Company will in no event be required to effect more than three (3) Demand Registrations in total; provided, further that the Company will in no event be required to effect more than one (1) Demand Registration in any 12-month period; and provided, further, that, subject to the Company’s compliance with its obligations under Article 3 hereof, the Company will not be obligated to take any action to effect any Demand Registration during the period commencing with the Company’s issuance of a notice of a proposed registration of an underwritten offering of equity securities of the Company for its own account (except pursuant to registrations on Form S-4 or any successor form, or on Form S-8 or any successor form relating solely to securities issued pursuant to any benefit plan) to the Holders pursuant to Section 3.1 hereof, continuing while the Company uses reasonable best efforts to pursue such registered underwritten offering, and ending upon the earliest to occur of: (i) 45 days immediately following the Company’s issuance of the notice of such proposed registered underwritten offering pursuant to Section 3.1 hereof, unless, within such 45-day period, the Company shall have filed the registration statement, an amendment to a registration statement or a prospectus supplement to a shelf registration statement for such proposed underwritten offering, or shall have issued a press release disclosing such proposed underwritten offering pursuant to Rule 135 (or its successor) promulgated under the Securities Act thereby enabling the Holders to sell all their then registered Registrable Securities pursuant to the Shelf Registration Statement or any New Shelf Registration Statement, as applicable; (ii) the abandonment, cessation or withdrawal of such proposed registered underwritten offering; or (iii) 90 days immediately following the effective date of the registration statement or amendment to the registration statement pertaining to such underwritten offering or, if applicable, 90 days immediately following the date of the final prospectus supplement to the shelf registration statement pertaining to such underwritten offering; and provided, further, that the Company shall not be obligated to effect any Demand Registration for any Registrable Securities if the Shelf Registration Statement or, if applicable, any New Shelf Registration Statement is then effective, and such Shelf Registration Statement or, if applicable, any New Shelf Registration Statement may be utilized by the Requesting Holder for the offering and sale of all Registrable Securities then held by the Requesting Holder without a requirement under the Commission’s rules and regulations for a post-effective amendment thereto; and provided, further, that the Company shall not be obligated to effect any Demand Registration for any Registrable Securities (other than Registrable Securities issued under the Plan) prior to December 2, 2009. Subject to the provisions contained in this Section 2.1 and in Sections 3.2(b), 5.2 and 5.3 hereof, upon receipt of a Demand Request, the Company will cause to be included in a registration statement on an appropriate form under the Securities Act, filed with the Commission as promptly as practicable but in any event not later than 60 days after receiving a Demand Request (the “Required Filing Date”), such Registrable Securities as may be requested by such Requesting Holders in their Demand Request together with any other Registrable Securities of the same class as requested by Joining Holders joining in such request pursuant to Section 2.2 hereof. The Company shall use its reasonable efforts to cause any such registration statement to be declared effective by the Commission as promptly as possible after such filing.
     2.2 Joining Holders. If at any time the Company proposes to register Registrable Securities for the account of the Requesting Holders pursuant to Section 2.1 hereof, then (i) the Company shall give, or cause to be given, written notice of such proposed filing to all the Holders as soon as practicable (but in no event less than 30 days before the anticipated filing date). Upon the written request of any Holder, received by the Company no later than the 10th Business Day after receipt by such Holder of the notice sent by the Company (each such Holder, a “Joining Holder”), to register, on the same terms and conditions as the securities otherwise being sold pursuant to such Demand Registration, any of its Registrable Securities of the same class as the securities otherwise being sold pursuant to such Demand Registration, the Company will use its reasonable best efforts to cause such Registrable Securities to be included in the registration statement proposed to be filed by the Company on the same terms and conditions as any securities of the same class included therein.
     2.3 Effective Registration. A registration will not count as a Demand Registration (i) unless the related registration statement has been declared effective and has remained effective until such time as all of such Registrable Securities covered thereby have been disposed of in accordance with the intended methods of disposition by the Participating Holders (but in no event for a period of more than 180 days after such registration statement becomes effective not including any Suspension Period); it being understood that if, after it has become effective, an offering of Registrable Securities pursuant to a registration statement is terminated by any stop order, injunction, or other order of the Commission or other governmental agency or court, such registration pursuant thereto will be deemed not to have been effected and will not count as a Demand Registration for purposes of Section 2.1, or (ii) if pursuant to Section 2.5 hereof, the Requesting Holders and Joining Holders are cut back to fewer than 75% of the Registrable Securities requested to be registered and at the time of the request there was not in effect a Shelf Registration Statement and, if applicable, a New Shelf Registration Statement, covering all Registrable Securities then beneficially owned by the Holders.
     2.4 Selection of Underwriters. With respect to any offering of Registrable Securities pursuant to a Demand Registration in the form of an underwritten offering, the Company shall select an investment banking firm of national standing to be the managing underwriter for the offering, which firm shall be reasonably acceptable to the Majority Participating Holders.
     2.5 Priority on Demand Registrations. With respect to any offering of Registrable Securities pursuant to a Demand Registration in the form of an underwritten offering, no securities to be sold for the account of any Person (including the Company) other than the Requesting Holders and Joining Holders shall be included in a Demand Registration unless the managing underwriter advises the Requesting Holders in writing that the inclusion of such securities will not adversely affect the price or success of the offering (an “Adverse Effect”). Furthermore, in the event that the managing underwriter advises the Requesting Holders in writing that the amount of Registrable Securities proposed to be included in such Demand Registration by Requesting Holders and Joining Holders is sufficiently large (even after exclusion of all securities of any other Person pursuant to the immediately preceding sentence) to cause an Adverse Effect, the number of Registrable Securities to be included in such Demand Registration shall be allocated among all such Requesting Holders and Joining Holders pro rata based on the ratio that the number of Registrable Securities that each such Holder requested to be included in such Demand Registration bears to the total number of Registrable Securities that all Requesting Holders and Joining Holders requested to be included in such Demand Registration; provided that if, as a result of such pro-ration, any Requesting Holder or Joining Holder shall not be entitled to include in a registration all Registrable Securities of the class that such Holder had requested to be included, such Holder may elect to withdraw its request to include such Registrable Securities in such registration or may reduce the number requested to be included; provided, however, that (a) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (b) such withdrawal or reduction shall be irrevocable.
     2.6 Cancellation of Registration. The Majority Participating Holders shall have the right to cancel a proposed Demand Registration of Registrable Securities pursuant to this Article 2 when the request for cancellation is based upon material adverse information relating to the Company that is different from the information known to the participating Holders at the time of the Demand Request. Such cancellation of a registration shall not be counted as one of the three (3) Demand Registrations and notwithstanding anything to the contrary in the Agreement, the

Company shall be responsible for the expenses of the participating Holders incurred in connection with the registration through the date that is seven (7) days after the time such information became known to the participating Holders, to the extent such expenses are as described in clauses (i) through (x) of the first sentence of Section 8 hereof.
3. PIGGYBACK REGISTRATIONS.
     3.1 Holder Piggyback Registration. If the Company (i) proposes to file a registration statement under the Securities Act with respect to an offering of any equity securities (except pursuant to registrations on Form S-4 or any successor form, or on Form S-8 or any successor form relating solely to securities issued pursuant to any benefit plan) on a form that would permit registration of Registrable Securities for sale to the public under the Securities Act or (ii) proposes to file an initial prospectus supplement to a shelf registration statement with respect to an underwritten offering of Common Stock on a form that would permit registration of Registrable Securities for sale to the public under the Securities Act, then the Company shall give written notice of such proposed filing to the Holders not less than 21 days before the anticipated filing date, describing in reasonable detail the proposed offering (including the number and class of securities proposed to be offered, the proposed date of filing of such registration statement or prospectus supplement, any proposed means of distribution of such securities, any proposed managing underwriter of such securities and a good faith estimate by the Company of the proposed maximum offering price of such securities as such price is proposed to appear on the facing page of such registration statement or prospectus supplement), and offering such Holders the opportunity to register and offer such number of Registrable Securities of the same class as those being offered by the Company as each such Holder may request. Upon the written request of any Holder, received by the Company no later than 10 Business Days after receipt by such Holder of the notice sent by the Company, to register and offer, on the same terms and conditions as the securities otherwise being sold pursuant to such registration statement or prospectus supplement, any of such Holder’s Registrable Securities of the same class as those being offered (which request shall state the intended method of disposition thereof if the securities otherwise being sold are being sold by more than one method of disposition), the Company will use its reasonable efforts to cause such Registrable Securities as to which registration shall have been so requested to be included in the registration statement or prospectus supplement proposed to be filed by the Company on the same terms and conditions as the securities otherwise being sold pursuant to such registration statement or prospectus supplement; provided, however, that, notwithstanding the foregoing, the Company may at any time, in its sole discretion, without the consent of any other Holder, delay or abandon the proposed offering in which any Holder had requested to participate pursuant to this Section 3.1 or cease the filing (or obtaining or maintaining the effectiveness) of or withdraw the related registration statement or prospectus supplement or other governmental approvals, registrations or qualifications. In such event, the Company shall so notify each Holder that had notified the Company in accordance with this Section 3.1 of its intention to participate in such offering and the Company shall incur no liability for its failure to complete any such offering.

     3.2 Priority on Piggyback Registrations.
          (a) If the managing underwriter for the related underwritten offering advises the Company in writing that the inclusion of such Registrable Securities would cause an Adverse Effect, and the Company notifies the requesting Holders in writing of such advice, then the Company will be obligated to include in such registration statement or prospectus supplement only that number of Registrable Securities which, in the judgment of the managing underwriter, would not have an Adverse Effect; provided, however, that no such reduction shall reduce the aggregate amount of Registrable Securities included in such registration statement or prospectus supplement for the benefit of the requesting Holders to less than fifty percent (50%) of the total number of securities that are included such registration statement or prospectus supplement. Any partial reduction in the number of Registrable Securities to be included in a registration statement or prospectus supplement pursuant to the immediately preceding sentence shall be affected pro rata based on the ratio that the number of Registrable Securities that each such Holder requested to be included in such registration statement or prospectus supplement bears to the total number of Registrable Securities that all Holders requested to be included in such registration statement or prospectus supplement.
          (b) Subject to the Company’s compliance with its obligations under this Article 3, if after a Demand Request by the Holders pursuant to Section 2.1 hereof the Company initiates a proposal to register an underwritten offering of equity securities (or to file an initial prospectus supplement to a shelf registration statement for an underwritten offering of equity securities) for its own account pursuant to this Article 3 and the Holders will be afforded the right (whether or not exercised by the Holders) to include Registrable Securities in such underwritten offering in accordance with and subject to the provisions of this Article 3, then the proposed offering for the account of the Company pursuant to this Article 3 shall be given priority over such Demand Request in all respects.
     3.3 Withdrawals. Each Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement or prospectus supplement pursuant to this Article 3 by giving written notice to the Company of its request to withdraw; provided, however, that (i) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such offering and (ii) such withdrawal shall be irrevocable.
     3.4 Underwritten Offerings.
          (a) In connection with the exercise of any registration rights granted to Holders pursuant to this Article 3, if the offering is to be effected by means of an underwritten offering, the Company may condition participation in such offering by any such Holder upon inclusion of the Registrable Securities being so offered in such underwriting and such Holder’s entering into an underwriting agreement pursuant to Section 6.2(d) hereof.
          (b) With respect to any offering of Registrable Securities pursuant to this Article 3 in the form of an underwritten offering, the Company shall select an investment banking firm of national standing to be the managing underwriter for the offering.

4. SHELF REGISTRATION.
     4.1 New Shelf Registration Statement Filing. Notwithstanding any other provision of this Agreement, (i) no later than December 2, 2009 and (ii) thereafter, within sixty (60) days following the request of any Holder with respect to any Registrable Securities, the Company shall file with the Commission (x) if permitted by the rules and regulations of the Commission, a post-effective amendment to the Shelf Registration Statement (or any New Shelf Registration Statement, as applicable) or (y) if a post-effective amendment described in clause (x) above is not then permitted by the rules and regulations of the Commission, a new shelf registration statement (the “New Shelf Registration Statement”), in either case relating to the offer and sale of all Registrable Securities then beneficially owned by any of the Holders to the public, from time to time, on a delayed or continuous basis, that are not then included in the Shelf Registration Statement or any New Shelf Registration Statement, as applicable.
     4.2 New Shelf Registration Statement Requirements. In the event that the Company is at any time required to file a New Shelf Registration Statement pursuant to Section 4.1, then:
          (a) subject to the provisions contained in this Section 4.2 and in Sections 5.2 and 5.3 hereof, the Company shall use its reasonable best efforts to cause the New Shelf Registration Statement to be declared effective by the Commission or to otherwise become effective as soon as practicable after the filing thereof with the Commission;
          (b) the New Shelf Registration Statement shall specify the intended method of distribution of the subject Registrable Securities substantially in the form of Exhibit A attached hereto; and
          (c) the Company shall file the New Shelf Registration Statement on Form S-3 or, if the Company or the offering of the Registrable Securities does not satisfy the requirements for use of such form, such other form as may be appropriate; provided, that if the New Shelf Registration Statement is not filed on Form S-3, the Company shall, promptly upon meeting the requirements for use of such form, file an appropriate amendment to the New Shelf Registration Statement to convert it to Form S-3.
Notwithstanding the foregoing, subject to the Company’s compliance with its obligations under Article 3 hereof, (x) the Company will not be obligated to take any action to effect any New Shelf Registration Statement during the period commencing with the Company’s issuance of a notice of a proposed registration of an underwritten offering of equity securities (or the filing of an initial prospectus supplement to a shelf registration statement for an underwritten offering of equity securities) of the Company for its own account (except pursuant to registrations on Form S-4 or any successor form, or on Form S-8 or any successor form relating solely to securities issued pursuant to any benefit plan) to the Holders pursuant to Section 3.1 hereof, continuing while the Company uses reasonable best efforts to pursue such registered underwritten offering, and ending upon the earliest to occur of: (i) 45 days immediately following the Company’s issuance of the notice of such proposed registered underwritten offering pursuant to Section 3.1 hereof, unless, within such 45-day period, the Company shall have filed the registration statement or prospectus supplement for such proposed underwritten offering, or shall have issued a press release disclosing such proposed underwritten offering pursuant to Rule 135 (or its successor) promulgated under the Securities Act thereby enabling the Holders to sell their

Registrable Securities then registered pursuant to the Shelf Registration Statement or any existing New Shelf Registration Statement, as applicable; (ii) the abandonment, cessation or withdrawal of such proposed registered underwritten offering; or (iii) 90 days immediately following the effective date of the registration statement or amendment to registration statement pertaining to such underwritten offering or, if applicable, 90 days immediately following the date of the final prospectus supplement to a shelf registration statement pertaining to such underwritten offering; and (y) subject to Section 5.3, the Company will not be obligated to take any action to effect any amendment to the Shelf Registration Statement or any existing New Shelf Registration Statement, as applicable, during the period commencing on the effective date of a registration statement or amendment to registration statement for an underwritten offering of equity securities (or the filing of the final prospectus supplement to a shelf registration statement for an underwritten offering of equity securities) of the Company for its own account (except pursuant to registrations on Form S-4 or any successor form, or on Form S-8 or any successor form relating solely to securities issued pursuant to any benefit plan) and ending 90 days immediately following the effective date of the registration statement or amendment to registration statement pertaining to such underwritten offering or, if applicable, 90 days immediately following the date of the final prospectus supplement to a shelf registration statement pertaining to such underwritten offering. If the Company issues a notice of a proposed underwritten public offering of equity securities of the Company for its own account pursuant to Section 3.1 hereof during a period in which a registration request pursuant to Section 4.1 is outstanding and the Company subsequently abandons, ceases or withdraws such offering, the Company will not issue a notice of a subsequent proposed registered underwritten offering of equity securities of the Company for its own account pursuant to Section 3.1 hereof during the period in which such registration request pursuant to Section 4.1 is outstanding unless and until such amendment to the Shelf Registration Statement (or any New Shelf Registration Statement, as applicable) is first declared effective by the Commission or otherwise becomes effective.
     4.3. Required Shelf Registration Period and Shelf Registration Procedures. The Company shall (i) cause the Shelf Registration Statement and any New Shelf Registration Statement, if applicable, to include a resale prospectus intended to permit each Holder to sell, at such Holder’s election, all or part of the Registrable Securities held by such Holder without restriction, (ii) use its reasonable efforts to prepare and file with the Commission such supplements, amendments and post-effective amendments to the Shelf Registration Statement and any New Shelf Registration Statement, if applicable, as may be necessary to keep the Shelf Registration Statement and New Shelf Registration Statement, if applicable, continuously effective (subject to any Suspension Period(s) referred to below) for so long as the securities registered thereunder constitute Registrable Securities (the “Required Period”), and (iii) use its reasonable efforts to cause the resale prospectus to be supplemented by any required prospectus supplement (subject to any Suspension Period(s) referred to below).
5. STANDSTILL AND SUSPENSION PERIODS.
     5.1 Company Standstill Period. In the event of an underwritten public offering of Registrable Securities on a firm commitment basis pursuant to Section 2.1 hereof, the Company agrees not to, without the prior written consent of the managing underwriter, offer, pledge, sell, contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any securities (except securities that may be held by the Company for its own account under the relevant registration statement) that are the same as, or similar to, the Registrable Securities, or any securities convertible into, or exchangeable or exercisable for, any securities of the Company that are the same as, or similar to, the Registrable Securities (except pursuant to registrations on Form S-4 or any successor form, or otherwise in connection with the acquisition of a business or assets of a business, a merger, or an exchange offer for the securities of the issuer or another entity, or pursuant to a Company dividend reinvestment plan, or for issuances of securities pursuant to the conversion, exchange or exercise of then-outstanding convertible or exchangeable securities, options, rights or warrants, or pursuant to registrations on Form S-8 or any successor form or otherwise relating solely to securities offered pursuant to any benefit plan), during the period commencing 15 days prior to the effective date of the registration statement relating to such Registrable Securities (to the extent timely notified in writing by the Majority Participating Holders or the managing underwriter of such distribution) and ending on the 90th day after such effective date (the “Company Standstill Period”).
     5.2 Suspension Period. The Company may, by notice in writing to each Holder, postpone the filing or effectiveness of the Shelf Registration Statement, any New Shelf Registration Statement or any other registration requested pursuant to this Agreement (including any post-effective amendments to the Shelf Registration Statement or New Shelf Registration Statement, as applicable, requested pursuant to clause (x) of Section 4.1), or otherwise suspend the Demand Registration rights of the Holders and/or require the Holders to suspend use of any resale prospectus included in the Shelf Registration Statement or, if applicable, any New Shelf Registration Statement, for any period of time determined by the Company if there shall occur a Material Disclosure Event (such period, a “Suspension Period”). Notwithstanding anything herein to the contrary, the Company shall not be entitled to more than four (4) Suspension Periods, which Suspension Periods shall have durations of not more than thirty (30) days each (but may at the Company’s determination run consecutively for not more than ninety (90) days in the aggregate for a given Material Disclosure Event), during any consecutive 12 month period, and which Suspension Periods shall not exceed more than ninety (90) days in the aggregate in any consecutive 12 month period; provided, however, that if the Company deems in good faith that it is necessary to file a post-effective amendment to the Shelf Registration Statement and, if applicable, the New Shelf Registration Statement, in order to comply with Section 4 hereof, then such period of time from the date of filing of such post-effective amendment until the date on which the Shelf Registration Statement or, if applicable, the New Shelf Registration Statement is declared effective by the Commission or otherwise becomes effective shall not be treated as a Suspension Period and the Company shall use its reasonable best efforts to cause such post-effective amendment to be declared effective or otherwise become effective as promptly as possible. Each Holder agrees that, upon receipt of notice from the Company of the occurrence of a Material Disclosure Event (a “Suspension Notice”), such Holder will forthwith discontinue any disposition of Registrable Securities pursuant to the Shelf Registration Statement and, if applicable, the New Shelf Registration Statement or any public sale or distribution, including pursuant to Rule 144, until the earlier of (i) the expiration of the Suspension Period and (ii) such Holder’s receipt of a notice from the Company to the effect that such suspension has terminated. Any Suspension Notice shall be accompanied by a certificate of the Chief Executive Officer, Chief Financial Officer, President or any Vice President of the Company confirming the existence of the Material Disclosure Event. If so directed by the Company, such Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession, of the most recent prospectus(es) covering such Registrable Securities at the time of receipt of such Suspension Notice. The Company covenants and agrees that it will not deliver a Suspension Notice with respect to a Suspension Period unless Company employees, officers and directors are also prohibited by the Company for the duration of such Suspension Period from effecting any public sales of shares of Common Stock beneficially owned by them. In the event of a Suspension Notice, the Company shall, promptly after such time as the related Material Disclosure Event no longer exists, provide notice to all Holders that the Suspension Period has ended, and take any and all actions necessary or desirable to give effect to any Holders’ rights under this Agreement that may have been affected by such notice, including the Holders’ Demand Registration rights and rights with respect to any Shelf Registration Statement or New Shelf Registration Statement.
     5.3 Holder Standstill Period. Each Holder of Registrable Securities (whether or not such Registrable Securities are covered by the Shelf Registration Statement, any New Shelf Registration Statement or by a Registration Statement filed pursuant to Section 2.1 or 3.1 hereof) agrees to enter into a customary lock-up agreement with the managing underwriter for any underwritten offering of the Company’s equity securities for its own account, containing terms reasonably acceptable to such managing underwriter, covering the period commencing 15 days prior to the effective date of any registration statement or amendment to registration statement pertaining to such underwritten offering or, if applicable, 15 days prior to the date of the final prospectus supplement to a shelf registration statement pertaining to such underwritten offering, and ending on the 90th day after such effective date or final prospectus supplement date (or such shorter period as shall have been agreed to by the Company’s executive officers and directors in their respective lock-up agreements); provided, however, that the obligations of each Holder under this Section 5.3 shall apply only if: (i) such Holder will be afforded the right (whether or not exercised by the Holder) to include Registrable Securities in such underwritten offering in accordance with and subject to the provisions of Article 3 hereof; (ii) each of the Company’s executive officers and directors enter into lock-up agreements with such managing underwriter, which agreements shall not contain terms more favorable to such executive officers or directors than those contained in the lock-up agreement entered into by such Holder; and (iii) the aggregate restriction periods in such Holder’s lock-up agreements entered into pursuant to this Section 5.3 shall not exceed an aggregate of 180 days during any 365-day period.
6. REGISTRATION PROCEDURES.
     6.1 Company Obligations. Whenever the Company is required pursuant to this Agreement to register Registrable Securities, it will (it being understood and agreed that except as otherwise expressly set forth in this Article 6, if any other provision of this Agreement is more favorable to the Holders than the provisions of this Article 6, such other provision shall apply):
          (a) provide the Participating Holders with a reasonable opportunity to review, and comment on, any registration statement and related prospectus and any amendment or supplement thereto, to be prepared and filed pursuant to this Agreement prior to the filing thereof with the Commission, and make all changes thereto as any Participating Holder may request in writing to the extent such changes are required, in the reasonable judgment of the Company’s counsel, by the Securities Act;

          (b) cause any such registration statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
          (c) furnish, at its expense, to the Participating Holders such number of conformed copies of such registration statement and of each such amendment thereto (in each case including all exhibits thereto, except that the Company shall not be obligated to furnish to any such Participating Holder more than two (2) copies of such exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and each supplement thereto), and such number of the documents, if any, incorporated by reference in such registration statement or prospectus, as the Participating Holders reasonably may request;
          (d) use its reasonable efforts to register or qualify the Registrable Securities covered by such registration statement under such securities or “blue sky” laws of the states of the United States as the Participating Holders reasonably shall request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to do any and all other acts and things that may be necessary or advisable to enable the Participating Holders to consummate the disposition in such jurisdictions of the Registrable Securities covered by such registration statement, except that the Company shall not, for any such purpose, be required to qualify generally to do business as a foreign corporation in any jurisdiction in which it is not obligated to be so qualified, or to subject itself to material taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction; and use its reasonable efforts to obtain all other approvals, consents, exemptions or authorizations from such securities regulatory authorities or governmental agencies as may be necessary to enable such Participating Holders to consummate the disposition of such Registrable Securities;
          (e) promptly notify the Participating Holders, at any time when a prospectus or prospectus supplement relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the occurrence of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, which untrue statement or omission requires amendment of the registration statement or supplementing of the prospectus, and, as promptly as practicable (subject to Sections 3.2 and 5.2 hereof), prepare and furnish, at its expense, to the Participating Holders a reasonable number of copies of a supplement to such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that with respect to Registrable Securities registered pursuant to such registration statement, each Holder agrees that it will not enter into any transaction for the sale of any Registrable Securities pursuant to such registration statement during the time after the furnishing of the Company’s notice that the Company is preparing such supplement to or such amendment of such prospectus or registration statement and until the filing and effectiveness thereof;
          (f) use its reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to holders of its securities, as soon as practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;
          (g) provide, and cause to be maintained, a transfer agent and registrar for the Registrable Securities covered by such registration statement (which transfer agent and registrar shall, at the Company’s option, be the Company’s existing transfer agent and registrar) from and after a date not later than the effective date of such registration statement;
          (h) notify the Participating Holders and the managing underwriter, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a registration statement, prospectus, prospectus supplement or post-effective amendment related to such registration statement has been filed, and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such registration statement or related prospectus, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
          (i) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as practicable;
          (j) in the event of an underwritten public offering of Registrable Securities pursuant to Section 2.1 hereof, enter into customary agreements (including underwriting agreements in customary form, which may include, in the case of an underwritten offering on a firm commitment basis, “lock-up” obligations substantially similar to Section 5.1 hereof) and take such other actions (including using its reasonable efforts to make such road show presentations and otherwise engaging in such reasonable marketing support in connection with any such underwritten offering, including the obligation to make its executive officers available for such purpose if so requested by the managing underwriter for such offering) as are reasonably requested by the managing underwriter in order to expedite or facilitate the sale of such Registrable Securities;

          (k) make available for inspection by each Participating Holder, any underwriter participating in any disposition pursuant to such registration, and any attorney, accountant or other agent retained by such Participating Holder or any such underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and any of its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such Inspector in connection with such registration, provided, however, that (i) in connection with any such inspection, any such Inspectors shall cooperate to the extent reasonably practicable to minimize any disruption to the operation by the Company of its business and shall comply with all Company site safety rules, (ii) Records and information obtained hereunder shall be used by such Inspectors only to exercise their due diligence responsibility and (iii) Records or information furnished or made available hereunder shall be kept confidential and shall not be disclosed by such Participating Holder, underwriter or Inspectors unless (A) the disclosing party advises the other party that the disclosure of such Records or information is necessary to avoid or correct a misstatement or omission in a registration statement or is otherwise required by law, (B) the release of such Records or information is ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction (provided that such person shall use its reasonable efforts to provide the Company with prior written notice of such requirement to afford the Company with an opportunity to seek a protective order or other appropriate remedy in response) or (C) such Records or information otherwise become generally available to the public other than through disclosure by such Participating Holder, underwriter or Inspector in breach hereof or by any Person in breach of any other confidentiality arrangement;
          (l) in connection with any registration of an underwritten offering of Registrable Securities hereunder, use all reasonable efforts to furnish to each Participating Holder and to the managing underwriter, if any, a signed counterpart, addressed to such Participating Holder and the managing underwriter, if any, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants pursuant to Statement on Auditing Standards No. 72 (or any successor thereto), each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as each such Participating Holder and the managing underwriter, if any, reasonably requests;
          (m) in connection with any registration of an underwritten offering of Registrable Securities hereunder, provide officers’ certificates and other customary closing documents;
          (n) reasonably cooperate with each seller of Registrable Securities and any underwriter in the disposition of such Registrable Securities and with underwriters’ counsel, if any, in connection with any filings required to be made with the Financial Industry Regulatory Authority (the “FINRA”); and
          (o) use its reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which securities of the same class issued by the Company are then listed.

     6.2 Holder Obligations. Each Holder agrees:
          (a) that it shall furnish to the Company such information regarding such Holder and the plan and method of distribution of Registrable Securities intended by such Holder (i) as the Company may, from time to time, reasonably request in writing and (ii) as shall be required by law or by the Commission in connection therewith;
          (b) that information obtained by it or by its Inspectors shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such information is made generally available to the public;
          (c) to use its reasonable efforts, prior to making any disclosure allowed by Section 6.1(k)(iii)(A) or (B) hereof, to inform the Company that such disclosure is necessary to avoid or correct a misstatement or omission in the registration statement or ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction or otherwise required by law; and
          (d) in the case of an underwritten offering of Registrable Securities pursuant to this Agreement, if requested by the managing underwriter, to enter into an underwriting agreement with the underwriters for such offering containing such representations and warranties by each Holder and such other terms and provisions as are customarily contained in such underwriting agreements, including customary indemnity and contribution provisions and “lock-up” obligations substantially similar to Section 5.3 hereof.
7. INDEMNIFICATION.
     7.1 Indemnification by the Company. In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless (i) each Holder and its Affiliates, (ii) any selling agent selected by the Holders with respect to such Registrable Securities, and (iii) each Person who controls any Holder or such Affiliate, or selling agent, including directors and officers thereof (each such Person being sometimes referred to as an “Indemnified Person”), within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, expenses or liabilities, joint or several (each a “Loss” and collectively “Losses”), to which such Indemnified Person may become subject under the Securities Act or otherwise, to the extent that such Losses (or related actions or proceedings) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in any registration statement in which such Registrable Securities were included for registration under the Securities Act, or any preliminary prospectus or any final prospectus included in such registration statement (or any amendment or supplement to such registration statement or prospectus) or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Company agrees to reimburse such Indemnified Person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall have no obligation to provide any indemnification or reimbursement hereunder (i) to the extent that any such Losses (or actions or proceedings in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus, final prospectus, amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by the Holder, or on the Holder’s behalf, specifically for inclusion, respectively, in such registration statement, preliminary prospectus, final prospectus, amendment or supplement, or (ii) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of such Holder), to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final, amended or supplemented prospectus provided to such Holder prior to the time of the sale (which shall be the time of confirmation, if applicable) of the Registrable Securities to the person asserting any such Loss, and such Holder failed to deliver a copy of the final, amended or supplemented prospectus at or prior to the time of such sale (which shall be the time of confirmation, if applicable) in any case in which such delivery is required by the Securities Act, or (iii) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of such Holder), to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was contained in a final prospectus but was corrected in an amended or supplemented final prospectus provided to such Holder prior to the time of such sale (which shall be the time of confirmation, if applicable) of the Registrable Securities to the person asserting any such Loss, and such Holder failed to deliver a copy of the amended or supplemented final prospectus at or prior to the time of such sale (which shall be the time of confirmation, if applicable) in any case in which such delivery is required by the Securities Act. The indemnity provided in this Section 7.1 shall survive the transfer of the Registrable Securities by the Holder or any such other Persons.
     7.2 Indemnification by the Holders. In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, each Holder shall indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 7.1 hereof) the Company, each director and officer of the Company and each other Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (each such person being sometimes referred to as a “Company Indemnified Person”), against Losses to which the Company or any such Persons may become subject under the Securities Act or otherwise, to the extent that such losses (or related actions or proceedings) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in any registration statement in which Registrable Securities were included for registration under the Securities Act, or any preliminary prospectus or any final prospectus included in such registration statement (or any amendment or supplement to such registration statement or prospectus), or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus, final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Holder, or on such Holder’s behalf, specifically for inclusion, respectively, in such registration statement, preliminary prospectus, final prospectus, amendment or supplement; and each Holder agrees to reimburse such Company Indemnified Person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that a Holder’s aggregate liability under this Agreement shall be limited to an amount equal to the net proceeds (after deducting the underwriter’s discount but before deducting expenses) received by such Holder from the sale of such Holder’s Registrable Securities pursuant to such registration.
     7.3 Notice of Claims, Etc. Promptly after receipt by any Person entitled to indemnity under Section 7.1 or 7.2 hereof (an “Indemnitee”) of notice of the commencement of any action or proceeding (an “Action”) involving a claim referred to in such Sections, such Indemnitee shall, if indemnification is sought against an indemnifying party, give written notice to such indemnifying party of the commencement of such Action; provided, however, that the failure of any Indemnitee to give said notice shall not relieve the indemnifying party of its obligations under Sections 7.1 or 7.2 hereof, except to the extent that the indemnifying party is actually prejudiced by such failure. In case an Action is brought against any Indemnitee, and such Indemnitee notifies the indemnifying party of the commencement thereof, each indemnifying party shall be entitled to participate therein and, to the extent it elects to do so by written notice delivered to the Indemnitee promptly after receiving the aforesaid notice, to assume the defense thereof with counsel reasonably satisfactory to such Indemnitee. Notwithstanding the foregoing, the Indemnitee shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnitee, unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party, (ii) the indemnifying party shall not have employed counsel to take charge of the defense of such Action, reasonably promptly after notice of the commencement thereof or (iii) such Indemnitee reasonably shall have concluded that there may be defenses available to it which are different from or additional to those available to the indemnifying party which, if the indemnifying party and the Indemnitee were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such Indemnitee. If any of the events specified in clauses (i), (ii) or (iii) of the preceding sentence shall have occurred or otherwise shall be applicable, then the fees and expenses of counsel for the Indemnitee shall be borne by the indemnifying party; it being understood, however, that the indemnifying party shall not, in connection with any one such claim or proceeding, or separate but substantially similar or related claims or proceedings arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnitees hereunder, or for fees and expenses that are not reasonable. Anything in this Section 7.3 to the contrary notwithstanding, an indemnifying party shall not be liable for the settlement of any action effected without its prior written consent (which consent shall not unreasonably be withheld or delayed), but if settled with the prior written consent of the indemnifying party, or if there shall be a final judgment adverse to the Indemnitee, the indemnifying party agrees to indemnify the Indemnitee from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior consent of the Indemnitee (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement or compromise, with respect to any pending or threatened action or claim in respect of which the Indemnitee would be entitled to indemnification or contribution hereunder (whether or not the

Indemnitee is an actual party to such action or claim), which (i) does not include as a term thereof the unconditional release of the Indemnitee from all liability in respect of such action or claim or (ii) includes an admission of fault, culpability or a failure to act by or on behalf of the Indemnitee.
     7.4 Contribution. If the indemnification provided for in this Article 7 is unavailable or insufficient to hold harmless an Indemnitee in respect of any Losses, then each indemnifying party shall, in lieu of indemnifying such Indemnitee, contribute to the amount paid or payable by such Indemnitee as a result of such Losses in such proportion as appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the Indemnitee, on the other hand, which relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnitee or indemnifying party, and such parties’ relative intent, knowledge, access to information and opportunity to correct or mitigate the damage in respect of or prevent the untrue statement or omission giving rise to such indemnification obligation; provided, however, that a Holder’s aggregate liability under this Section 7.4 shall be limited to an amount equal to the net proceeds (after deducting the underwriter’s discount but before deducting expenses) received by such Holder from the sale of such Holder’s Registrable Securities pursuant to such registration. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 7.4 were determined solely by pro rata allocation or by any other method of allocation which did not take account of the equitable considerations referred to above. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.
     7.5 Indemnification Payments; Other Remedies.
          (a) Periodic payments of amounts required to be paid pursuant to this Article 7 shall be made during the course of the investigation or defense, as and when reasonably itemized bills therefor are delivered to the indemnifying party in respect of any particular Loss as incurred.
          (b) The remedies provided in this Article 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to an Indemnitee at law or in equity.
8. REGISTRATION EXPENSES.
     In connection with any offerings pursuant to a registration statement hereunder, the Company will pay (i) all registration and filing fees, (ii) all fees and expenses of compliance with state securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” laws qualifications of the Registrable Securities), (iii) printing and duplicating expenses, (iv) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (v) fees and disbursements of counsel for the Company and fees and expenses of independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters or with any required special audits), (vi) the reasonable fees and expenses of any special experts retained by the Company, (vii) fees and expenses in connection with any review of underwriting arrangements by the FINRA, including fees and expenses of any “qualified independent underwriter” in connection with an underwritten offering, (viii) reasonable fees and expenses of not more than one counsel for the Participating Holders (as a group), (ix) fees and expenses in connection with listing, if applicable, the Registrable Securities on a securities exchange or the Nasdaq Stock Market, and (x) all duplicating, distribution and delivery expenses. In connection any offerings pursuant to a registration statement, each Participating Holder will pay (i) any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities by such Participating Holder in connection with an underwritten offering; (ii) any out-of-pocket expenses of such Participating Holder including any fees and expenses of counsel to such Participating Holder (other than as set forth in clause (viii) of the immediately preceding sentence); and (iii) any applicable transfer taxes.
9. RULE 144.
     With a view to making available to the Holders the benefits of Rule 144 and any other similar rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company covenants that for so long as it is subject to Section 13 or 15(d) of the Exchange Act, it shall use its reasonable efforts to file in a timely manner all reports required to be filed by it under the Exchange Act, and that it shall comply with the requirements of Rule 144(c), as such Rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the Commission), regarding the availability of current public information to the extent required to enable any Holder to sell Registrable Securities without registration under the Securities Act pursuant to the resale provisions of Rule 144 (or any similar rule or regulation). Upon the request of any Holder, the Company will promptly deliver to such Holder a written statement as to whether it has complied with such requirements and, upon such Holder’s compliance with the applicable provisions of Rule 144 and its delivery of such documents and certificates as the Company’s transfer agent may reasonably request in connection therewith, will take such reasonable action as may be required (including using its reasonable efforts to cause legal counsel to issue an appropriate opinion) to cause its transfer agent to effectuate any transfer of Registrable Securities properly requested by such Holder, in accordance with the terms and conditions of Rule 144.
10. MISCELLANEOUS.
     10.1 Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement shall be deemed sufficiently given or made if in writing and signed by the party making the same, and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed, if to any Holder, at the address of such Holder as set forth on Schedule I hereto, with copies to
O’Melveny & Myers LLP
Times Square Tower

7 Times Square
New York, New York 10036
Attn: Doron Lipshitz
Telephone: (212) 326-2220
Facsimile: (212) 326-2061
and if to the Company, at
Leap Wireless International, Inc.
10307 Pacific Center Court
San Diego, CA 92121
Attn: General Counsel
Telephone: (858) 882-6000
Facsimile: (858) 882-6080
With copies to:
Latham & Watkins LLP
12636 High Bluff Drive, Suite 400
San Diego, CA 92130
Attn: Barry Clarkson, Esq.
Telephone: (858) 523-5400
Facsimile: (858) 523-5450
or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback or three (3) Business Days after the same shall have been deposited in the United States mail (by registered or certified mail, return receipt requested, postage prepaid), whichever is earlier. Each Holder as of the date hereof acknowledges and agrees that, as of the date hereof, it holds the number of Registrable Securities set forth next to its name on Schedule I attached hereto. Any Person that desires to become an Additional Holder pursuant to this Agreement shall provide written notice to the Company setting forth its address and the number of Registrable Securities held by such Person and agreeing to be bound by the terms hereof, and upon receipt of such notice the Company shall amend Schedule I attached hereto to reflect such Additional Holder, its address and the number of Registrable Securities held thereby without any further action or consent required from the parties to this Agreement. From time to time, each such Holder and Additional Holder shall provide written notice to the Company of any increase or decrease in the number of Registrable Securities held by such Person, and upon receipt of any such notice, the Company shall amend Schedule I attached hereto to reflect such increase or decrease in the number of Registrable Securities held by such Person without any further action or consent required from the parties to this Agreement; provided that if any such Holder or Additional Holder discloses such increase or decrease in the number of Registrable Securities held by such person in any filing made pursuant to Section 13 or 16 of the Exchange Act, such

Holder or Additional Holder, as the case may be, shall be deemed to have provided notice to the Company as provided in this sentence. Solely for purposes of this Agreement, in determining the number of Registrable Securities outstanding at any time and the Holders thereof, the Company shall be entitled to rely conclusively on Schedule I attached hereto (as so amended in accordance with the terms of this Agreement to reflect all such written notices received by the Company from time to time).
     10.2 Successors and Assigns. This Agreement may not be assigned by any Holder other than to a Permitted Assignee (provided such Permitted Assignee agrees in writing to be bound by the terms of this Agreement), whereupon such Permitted Assignee shall be deemed to be a Holder for all purposes of this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto, all Successors and all successors and assigns (by operation of law or otherwise) of the Holders.
     10.3 Amendments; Waivers. This Agreement may be amended or modified only by a written agreement signed by the Company and Holders of a majority of the Registrable Securities then outstanding. No provision of this Agreement may be waived except pursuant to a writing signed by the Company and Holders of a majority of the Registrable Securities then outstanding.
     10.4 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
     10.5 Headings. The headings used in this Agreement are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement.
     10.6 Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED EXCLUSIVELY BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 10.1 hereof, such service to become effective 10 days after such mailing.
     10.7 Counterparts and Facsimile Execution. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. This Agreement may be executed by facsimile signatures.

     10.8 Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and the Holders in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement.
     10.9 Further Assurances. Each of the parties hereto shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.
     10.10 Termination. This Agreement shall terminate at such time as there are no Holders of Registrable Securities hereunder. The provisions of Articles 7 and 10 (and any correlative defined terms in Section 1) shall survive the termination of this Agreement.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

LEAP WIRELESS INTERNATIONAL, INC.
By:	/s/ Robert J. Irving, Jr.
	Name:	Robert J. Irving, Jr., Esq.
	Title:	Senior Vice President, General Counsel and Secretary

MHR CAPITAL PARTNERS MASTER ACCOUNT LP MHR CAPITAL PARTNERS (100) LP
By:	MHR Advisors LLC
Its:	General Partner

By:	/s/ Hal Goldstein
	Name:	Hal Goldstein
	Title:	Vice President

MHR INSTITUTIONAL PARTNERS II LP MHR INSTITUTIONAL PARTNERS IIA LP
By:	MHR Institutional Advisors II LLC
Its:	General Partner

By:	/s/ Hal Goldstein
	Name:	Hal Goldstein
	Title:	Vice President

MHR INSTITUTIONAL PARTNERS III LP
By:	MHR Institutional Advisors III LLC
Its:	General Partner

By:	/s/ Hal Goldstein
	Name:	Hal Goldstein
	Title:	Vice President

EXHIBIT A
PLAN OF DISTRIBUTION
     The selling securityholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling securityholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling securityholders), may sell the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling securityholders may sell the securities by one or more of the following methods, without limitation:
     (a) block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     (b) purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;
     (c) an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;
     (d) ordinary brokerage transactions and transactions in which the broker solicits purchases;
     (e) privately negotiated transactions;
     (f) short sales;
     (g) through the writing of options on the securities, whether or not the options are listed on an options exchange;
     (h) through the distribution of the securities by any selling securityholder to its partners, members or stockholders;
     (i) one or more underwritten offerings on a firm commitment or best efforts basis; and
     (j) any combination of any of these methods of sale.
     The selling securityholders may also transfer the securities by gift. We do not know of any arrangements by the selling securityholders for the sale of any of the securities.
     The selling securityholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling securityholder. Broker-dealers may agree with a selling securityholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling securityholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions on any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling securityholders may also sell the securities in accordance with Rule 144 under the Securities Act of 1933, as amended, rather than pursuant to this prospectus, regardless of whether the securities are covered by this prospectus.
     From time to time, one or more of the selling securityholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling securityholders. As and when a selling securityholder takes such actions, the number of securities offered under this prospectus on behalf of such selling securityholder will decrease. The plan of distribution for that selling securityholder’s securities will otherwise remain unchanged. In addition, a selling securityholder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.
     To the extent required under the Securities Act of 1933, as amended, the aggregate amount of selling securityholders’ securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling securityholder and/or purchasers of selling securityholders’ securities for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).
     The selling securityholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.
     A selling securityholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling securityholder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling securityholder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling securityholder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

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     A selling securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the selling securityholder or borrowed from the selling securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).
     The selling securityholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling securityholders and any other person. The anti-manipulation rules under the Securities Exchange Act of 1934 may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.
     We have agreed to indemnify in certain circumstances the selling securityholders and any brokers, dealers and agents (who may be deemed to be underwriters), if any, of the securities covered by the registration statement, against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The selling securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
     We agreed to register the securities under the Securities Act of 1933, as amended, and to keep the registration statement of which this prospectus is a part effective for a specified period of time. We have agreed to pay all expenses in connection with this offering, including the fees and expenses of counsel to the selling securityholders, but not including underwriting discounts, concessions, commissions or fees of the selling securityholders.
     We will not receive any proceeds from sales of any securities by the selling securityholders.
     We cannot assure you that the selling securityholders will sell all or any portion of the securities offered hereby.

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SCHEDULE I

Name of Holder/Additional	Address of Holder/Additional	Number of Registrable
Holder	Holder	Securities Held
MHR Capital Partners Master Account LP	40 West 57th Street, 24th Floor New York, NY 10019	353,420
MHR Capital Partners (100) LP	40 West 57th Street, 24th Floor New York, NY 10019	42,514
MHR Institutional Partners II LP	40 West 57th Street, 24th Floor New York, NY 10019	3,340,378
MHR Institutional Partners IIA LP	40 West 57th Street, 24th Floor New York, NY 10019	8,415,428
MHR Institutional Partners III LP	40 West 57th Street, 24th Floor New York, NY 10019	3,386,129